Exhibit 10.5

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (this “Amendment”) is entered into as of September 30, 2010, by and between Nippon Oil Exploration U.S.A. Limited (“Seller”) and Black Elk Energy Offshore Operations, LLC (“Buyer”). Seller and Buyer are hereinafter collectively referred to as the “Parties”, and each individually as a “Party”.

W I T N E S S E T H

WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement, dated August 5, 2010 (the “PSA”), whereby Seller agreed to sell and Buyer agreed to purchase the Assets. All capitalized terms utilized in this Amendment but not defined herein shall be as defined in the PSA.

WHEREAS, the Parties wish to change the Closing Date specified in Section 9.1 of the PSA from September 15, 2010 to September 30, 2010.

WHEREAS, in order to correct certain inaccuracies reflected in various exhibits and schedules to the PSA and to more accurately describe certain of the Assets intended to be described therein, the Parties wish to substitute certain exhibits and schedules to the PSA with replacement exhibits and schedules as more fully set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants of the Parties, and other good and valuable consideration to the Parties, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer do hereby and by these presents amend the PSA as follows:

(a)	Section 9.01 is amended to reflect that the Closing Date is changed from September 15, 2010 to September 30, 2010.

(b)	Exhibit A (Leases and Lands, Wells (WI/NRI)) attached to this Amendment shall replace and be substituted for the Exhibit A originally attached to the PSA.

(c)	Exhibit A-1 (Rights-of-Ways; Surface Leases and Easements; and Permits) attached to this Amendment shall replace and be substituted for the Exhibit A-1 originally attached to the PSA.

(d)	Exhibit A-2 (Personal Property) attached to this Amendment shall replace and be substituted for the Exhibit A-2 originally attached to the PSA.

(e)	Exhibit B (Form of Assignment and Bill of Sale) attached to this Amendment shall replace and be substituted for the Exhibit B originally attached to the PSA.

(f)	Schedule 4.8 (Material Contracts) attached to this Amendment shall replace and be substituted for the Schedule 4.8 originally attached to the PSA.

(g)

Schedule 6.4(b) (P&A Obligations Costs; Supplemental Bond Amounts and Seller Bond Amounts) attached to this Amendment shall replace and be substituted for the Schedule 6.4(b) originally attached to the PSA.

Except as expressly provided for in this Amendment, this instrument shall not serve to amend the PSA in any other respects.

This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an originally executed part of this Amendment. Any Party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment to the other Party but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of August 5, 2010.

SELLER:	BUYER:

Nippon Oil Exploration U.S.A. Limited	Black Elk Energy Offshore Operations, LLC

By:	By:
Name:	Name:
Title:	Title: